Exhibit 10.1

SETTLEMENT AGREEMENT

dated as of August 16, 2009

between

ALIGN TECHNOLOGY, INC.,

and

ORMCO CORPORATION

TABLE OF CONTENTS

ARTICLE I

Settlement

1.1	Settlement Payments and Consideration	3
1.2	Undertakings Concerning the Litigation	3
1.3	Acknowledgment	3
1.4	Ormco Release and Covenant not to Assert	3
1.5	Company Release and Covenant not to Assert	4
1.6	Announcement of Settlement and Public Disclosures	5
1.7	Cooperation; Filings; Other Actions	6
1.8	Representations and Warranties of the Parties	6
1.9	Expenses	7

ARTICLE II

Miscellaneous

2.1	Amendment	7
2.2	Waivers	7
2.3	Counterparts and Facsimile	7
2.4	Governing Law and Forum	7
2.5	WAIVER OF JURY TRIAL	7
2.6	Notices	8
2.7	Entire Agreement	9
2.8	Assignment	9
2.9	Other Definitions	9
2.10	Captions	9
2.11	Severability	9
2.12	No Third Party Beneficiaries	10
2.13	Time of Essence	10
2.14	Specific Performance	10

LIST OF EXHIBITS

Exhibit A:	Stock Purchase Agreement
Exhibit B:	Consent Judgment

SETTLEMENT AGREEMENT, dated as of August 16, 2009 (this “Agreement”), between Align Technology, Inc., a Delaware corporation (the “Company”), and Ormco Corporation, a Delaware Corporation (“Ormco”) (Ormco and the Company are the “Parties” and each individually a “Party”).

RECITALS:

A.           The Settlement.  The Company and Ormco intend to settle, upon the terms and conditions set forth in this Agreement, the litigation involving Ormco Corporation, as Plaintiff and Counterdefendant, and the Company as Defendant and Counterclaimant, that is pending in the U.S. District Court for the Central District of California, Western Division, Case No. SACV 03-16 CAS (ANx) (such litigation, the “Litigation”), which Litigation involves, among other things, Ormco’s U.S. Patent Number 6,616,444 patent (such patent, the “Patent”).

B.          The Collaboration.  Simultaneous with this Settlement Agreement, the Company and Ormco are entering into the Joint Development, Marketing and Sales Agreement (the “Collaboration Agreement”), under which Ormco and Company would jointly develop and market an orthodontic product offering that will involve the combination of removable aligners and orthodontic brackets with arch wires (the “Collaboration”).

C.             The Investment.  In consideration for settling the Litigation, the Company is also issuing to an affiliate of Ormco, Danaher Corporation (the “Investor”), 7,586,489 shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) (such amount, the “Securities”) on the terms and conditions set forth in the Stock Purchase Agreement attached hereto as Exhibit A (the “Stock Purchase Agreement”); provided, however, that the Company shall (upon the Investor’s election) pay the Investor the Make Whole HSR Cash Payment (as defined in the Stock Purchase Agreement) in lieu of issuing 2,025,000 Securities (the “Second Closing Securities”) in the event that the Second Closing Securities are not issued to the Investor due to the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the “HSR Act”), failing to terminate or expire by September 30, 2009 (the “HSR Clearance Condition” and such date as it may be extended by the Purchaser through February 28, 2010 until the Second Closing Securities are issued , the “HSR Outside Date”).

D.            The Cash Payment.  In consideration for settling the Litigation, the Company is also paying Ormco $13,148,866 in cash (the “Base Company Cash Payment”).

E.              Transaction Documents.  The term “Transaction Documents” refers collectively to this Agreement and the Stock Purchase Agreement and any exhibits hereto and thereto.

NOW, THEREFORE, in consideration of the premises, and of the mutual promises, representations, warranties, covenants and agreements set forth herein, the adequacy and sufficiency of all of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

Settlement

1.1           Settlement Payments and Consideration.  In settlement of the Litigation:

(a)  the Company is issuing to the Investor 7,586,489 Securities, as follows: 5,561,489 Securities on the business day following the execution of this Agreement (and the Company has issued instructions to its transfer agent to do so); and the Second Closing Securities at the Second Closing, in each case in accordance with the Stock Purchase Agreement; provided, however, that if the Second Closing Securities are not issued to the Investor by the HSR Outside Date because the HSR Clearance Condition is not fulfilled by that date, then (upon the Investor’s election), in lieu of issuing to the Investor the Second Closing Securities, the Company shall pay to the Investor the Make Whole HSR Cash Payment on the second business day immediately following Purchaser’s election after the HSR Outside Date by wire transfer of immediately available United States funds to a bank account designated by the Investor (such Make Whole HSR Cash Payment to be paid to the Purchaser at Purchaser’s election on March 1, 2010 if the Second Closing Securities have not been issued to the Investor by February 28, 2010, for any reason); and

(b)  the Company will pay to Ormco on the first business day immediately following the execution of this Agreement the Base Company Cash Payment by wire transfer of immediately available United States funds to a bank account previously designated by Ormco.

1.2           Undertakings Concerning the Litigation.  Upon execution of this Agreement and the Stock Purchase Agreement, the Company and Ormco shall promptly sign the Consent Judgment attached hereto as Exhibit B and submit it to the Court.

1.3           Acknowledgment.  The Parties have agreed, without admitting any liability of any kind beyond the Company and its affiliates acknowledging and accepting in every respect the findings, verdicts, judgments, rulings and orders in the Litigation, including but not limited to the judgment entered by the Court in the Consent Judgment (all of which the Company and its affiliates hereby so acknowledge and accept), to enter into this Agreement pursuant to which each and every claim and/or cause of action, known or unknown, that was or could have been asserted by the Parties in the Litigation with respect to the Patent will be forever and finally released.

1.4           Ormco Release and Covenant not to Assert.  Upon execution of this Agreement and the Stock Purchase Agreement by the Parties, Investor, Ormco and their affiliates hereby fully, finally and forever settle and release the Company and its affiliates from any and all past and future claims for infringement, including any and all alleged past damages, based on the Company’s or its affiliates’ activities from September 9, 2003 through expiration of the ‘444 patent.  This shall finally settle and resolve all claims asserted against the Company and its affiliates from any and all claims, demands, damages or liability of any nature whatsoever, known or unknown, which Investor, Ormco or their affiliates have or may have which arise out of, concern or relate in any way to the ‘444 patent.  Investor, Ormco and their affiliates further hereby expressly waive any and all rights under Section 1542 of the California Civil Code, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Ormco expressly agrees and understands that this Agreement shall apply to all unknown, unsuspected and unanticipated claims, injuries and damages as well as those that are now disclosed, in each case, solely with respect to the Patent.

Ormco and its current affiliates hereby covenant that, with respect to the Company’s current products and processes (including any enhancements), they will not, anywhere in the world, initiate or cause to be initiated against the Company or any current affiliates of the Company any claim of infringement of any claim in any patent owned or controlled by Ormco or any of its current affiliates and existing as of the effective date of this Agreement, or that issues from any patent application having a filing date, or claiming priority to any patent application having a filing date with the  applicable government authority, no later than the effective date of this Agreement, solely with respect to any activities relating to removable dental aligners and/or processes for making removable dental aligners, including attachments, buttons and similar auxiliaries for use in connection with the removable dental aligners (and for the avoidance of doubt not to include any activities relating to non-removable appliances).

1.5           Company Release and Covenant not to Assert.  Upon execution of this Agreement and the Stock Purchase Agreement, the Company and its affiliates hereby fully, finally and forever settle and release Ormco and it affiliates from any and all past and future claims that Claims 37, 38, 39, 40, and 69 of the Patent are not infringed by the Company, that Claims 37, 38, 39, 40, 45 and 69 of the Patent are invalid, and that the Patent is unenforceable and waive any right to appeal from or contest in any way, in or before any court, arbitrator or other tribunal in any jurisdiction, any of the findings, judgments, rulings or orders made by the Court in the Litigation, including but not limited to the judgment entered by the Court in the Consent Judgment.  The Company further agrees to not assist others in challenging the enforceability of the Patent, defending against a claim of infringement with respect to one or more claims of the Patent, challenging the validity of Claims 37, 38, 39, 40, 45 or 69 of the ‘444 patent and subjecting the Patent to any re-examination proceeding in the United States Patent and Trademark Office and to cease and withdraw any such challenges previously made or other assistance previously provided.

The Company and its affiliates further hereby expressly waive any and all rights under Section 1542 of the California Civil Code, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN

BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Company expressly agrees and understands that this Agreement shall apply to all unknown, unsuspected and unanticipated claims, injuries and damages as well as those that are now disclosed, in each case, solely with respect to the Patent.

The Company and its current affiliates hereby covenant that they will not, anywhere in the world, initiate or cause to be initiated against Ormco or any current affiliates of Ormco any claim of infringement of any patent owned or controlled by the Company or any of its current affiliates and existing as of the effective date of this Agreement, or that issues from any patent application having a filing date, or claiming priority to any patent application having a filing date, with the applicable government authority no later than the effective date of this Agreement, for any activities relating to those products currently being manufactured and/or sold by Ormco or any of its current affiliates including any enhancements to those products; provided, however, that any removable aligner products are created without using a computer or other digital means to create the physical model of the teeth on which the aligners are formed.

The Company shall withdraw from prosecution the claims contained in the Preliminary Amendment filed by the Company on May 8, 2009 with the United States Patent and Trademark Office (“USPTO”) for U.S. Patent Application No. 11/981,666 and shall not, at anytime in the future, re-submit for prosecution any claims that are not patentably distinct from those claims.  Further the Company supports and will not contest Ormco’s claim of priority in inventing the subject matter being claimed by Ormco in those claims in U.S. Patent Application No. 09/941,151 that are recited in a filing submitted by Ormco to the USPTO on April 21, 2009 (the “'151 claims”) and will cooperate with Ormco in any proceeding in which a third party alleges that Ormco was not the first to invent the ‘151 claims based upon the Company’s withdrawn claim of prior inventorship.

The Company shall withdraw from prosecution the claims contained in the Preliminary Amendment filed by the Company on May 8, 2009 with the United States Patent and Trademark Office (“USPTO”) for U.S. Patent Application No. 11/981,641 and shall not, at anytime in the future, re-submit for prosecution any claims that are not patentably distinct from those claims.  Further the Company supports and will not contest Ormco’s claim of priority in inventing the subject matter being claimed by Ormco in those claims in U.S. Patent Application No. 10/868,311 that are recited in a filing submitted by Ormco to the USPTO on April 21, 2009 (the “'311 claims”) and will cooperate with Ormco in any proceeding in which a third party alleges that Ormco was not the first to invent the '311 claims based upon the Company’s withdrawn claim of prior inventorship.

1.6           Announcement of Settlement and Public Disclosures.  Immediately following the execution and delivery of this Agreement, Ormco and the Company shall issue separate press releases announcing the execution of this Agreement, which press releases shall be subject to the prior review and approval of the each Party.  Subject to each Party’s disclosure obligations imposed by law or regulation or stock exchange rule or trading market listing requirement, Ormco and the Company will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the other Transaction Documents and the Collaboration Agreement, and no Party will make any such news release or public disclosure without first consulting with the other Parties and receiving their consent (which shall not be unreasonably withheld, conditioned or delayed), and each of Ormco and the Company shall coordinate with the other Parties with respect to any such news release or public disclosure and use reasonable best efforts to obtain confidential treatment with respect to any commercially-sensitive information required by law or regulation or stock exchange rule or trading market listing requirement to be disclosed.  The Investor and the Company agree to keep strictly confidential and not to disclose to any person other than their representatives the terms of this Agreement, and all such other commercially-sensitive information designated by a Party as such and to cooperate in seeking confidential treatment for any such information or other documentation required by law or regulation to be filed with the Securities and Exchange Commission or other governmental entity.

1.7           Cooperation; Filings; Other Actions.  Each of Investor and the Company shall cooperate and consult with the other and use reasonable best efforts to implement the Settlement and the transactions contemplated by this Agreement and the other Transaction Documents and the Collaboration Agreement, to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and governmental entities, and expiration or termination of any applicable waiting periods, necessary or advisable to implement the Settlement and consummate the transactions contemplated by this Agreement and the other Transaction Documents and the Collaboration Agreement, and to perform their covenants contemplated by this Agreement and the other Transaction Documents and the Collaboration Agreement.  Each of the Investor and the Company agrees to keep the other Parties apprised of the status of matters relating to completion of the transactions contemplated hereby.

1.8           Representations and Warranties of the Parties.  Each of the Parties acknowledges, agrees, represents and warrants to the other Parties that:

(a)  It has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any claim or cause of action with respect to the Litigation or the ‘444 patent and each Party further covenants not to make any such assignment or transfer;

(b)  There are no liens or claims of lien, or assignments in law or equity or otherwise, of or against any claim or cause of action with respect to the Litigation;

(c)  It has been represented by legal counsel in the negotiation and joint preparation of this Agreement, has received advice from legal counsel in connection with this Agreement and is fully aware of this Agreement’s provisions and legal effect; and

(d)  It enters into this Agreement freely, without coercion, and based on its own judgment and not in reliance upon any representations or promises made by any other Party, apart from those set forth in this Agreement.

(e)  It has the corporate power and authority to enter into or issue this Agreement and the other Transaction Documents and the Collaboration Agreement and to carry out its obligations hereunder and thereunder.

(f)  The execution, delivery and performance of this Agreement and the other Transaction Documents and the Collaboration Agreement by such Party, the implementation of the Settlement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Party.

(g)  This Agreement and the other Transaction Documents and the Collaboration Agreement have been duly and validly executed and delivered by such Party, and, assuming due authorization, execution and delivery of the same by the other Parties, constitute valid and binding obligations of such Party enforceable against it by the other Parties in accordance with their respective terms.

1.9           Expenses.  Each Party shall bear its own fees and costs incurred in connection with the Litigation or this Agreement.

ARTICLE II

Miscellaneous

2.1           Amendment.  No amendment or waiver of this Agreement will be effective with respect to any Party unless made in writing and signed by an officer of a duly authorized representative of such Party.

2.2           Waivers.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The conditions to each Party’s obligation to consummate the transactions contemplated hereby are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law.  No waiver of any Party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving Party that makes express reference to the provision or provisions subject to such waiver.

2.3           Counterparts and Facsimile.  For the convenience of the Parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

2.4           Governing Law and Forum.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.  The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the U.S. District Court for the Central District of California, Western Division for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

2.5           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT

WITH RESPECT TO ENFORCING ANY PATENTS TO THE EXTENT THIS AGREEMENT IS BREACHED OR NO LONGER IN EFFECT.

2.6           Notices.  Any notice, request, instruction or other document to be given hereunder by any Party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice.

(a)   All correspondence to the Company shall be addressed as follows:

Align Technology, Inc.

881 Martin Avenue

Santa Clara, CA 95050

Attention:       Roger E. George

Vice President, General Affairs and General Counsel

Telecopy:  408-470-1010

with copies to (which copies alone shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA  94304

Attention:  Chris F. Fennell

Telecopy: 650-493-6811

(b)   All correspondence to Ormco shall be addressed as follows:

In care of Danaher Corporation

2099 Pennsylvania Avenue, NW

Washington, DC 20006

Attention:       Jonathan P. Graham

Senior Vice President and General Counsel

Telecopy:  202-828-0860

with copies to (which copies alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:  Trevor S. Norwitz

Telecopy: 212-403-2333

2.7           Entire Agreement.  This Agreement, together with the other Transaction Documents and the Collaboration Agreement and the non-disclosure letter entered into among Ormco, the Investor and the Company on August 9, 2009, represents the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior written or oral negotiations, representations and agreements with respect thereto.  No Party is relying on any statement or representation other than as explicitly stated in this Agreement or the other Transaction Documents or the Collaboration Agreement.

2.8           Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  This Agreement shall not be assignable except by operation of law or by mutual written consent of the Parties.  Any assignment in derogation of this provision shall be null and void.  The Transaction Documents and the Collaboration Agreement shall be assignable in accordance with the terms set forth therein.

2.9           Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.  When used herein:

(1)           the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(2)           the word “or” is not exclusive; and

(3)           the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”.

2.10         Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

2.11         Severability.  If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

2.12         No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to or shall confer upon any person other than the Parties hereto, any benefit right or remedies.

2.13         Time of Essence.  Time is of the essence in the performance of each and every term of this Agreement.

2.14         Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the Parties shall be entitled to specific performance of the terms hereof (without requirement to post a bond), this being in addition to any other remedies to which they are entitled at law or equity.

*  *  *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first herein above written.

ALIGN TECHNOLOGY, INC.

By:	/s/ Thomas M. Prescott
	Name:	Thomas M. Prescott
	Title:	President & CEO

ORMCO CORPORATION

By:	/s/ Donald L. Tuttle
	Name:	Donald L. Tuttle
	Title:	President

[Signature Page to Settlement Agreement]

EXHIBIT A-STOCK PURCHASE AGREEMENT

Incorporated by reference to Exhibit 10.2 of the registrant’s Quarterly Report on Form 10-Q filed on November 5, 2009.

EXHIBIT B – CONSENT JUDGMENT

THOMAS P. LAMBERT (SBN 050952)

tpl@msk.com

KARIN G. PAGNANELLI (SBN 174763)

kgp@msk.com

MITCHELL SILBERBERG & KNUPP LLP

11377 West Olympic Boulevard
Los Angeles, CA  90064-1683

Telephone:    (310) 312-2000

Facsimile:     (310) 312-3100

CHRISTOPHER B. MEAD pro hac vice LONDON & MEAD 1225 19th Street NW, Suite 320 Washington, DC 20036 Telephone: (202) 331-3334 Facsimile: (202) 785-4280

DAVID L. DEBRUIN pro hac vice

RICHARD MARSCHALL pro hac vice

CHARLES J. CRUEGER pro hac vice

JOSEPH T. MIOTKE pro hac vice

MICHAEL BEST & FRIEDRICH LLP

100 East Wisconsin Avenue
Suite 3300
Milwaukee, WI  53202-4108

Telephone:    (414) 271-6560
Facsimile:     (414) 277-0656

DANIEL J. FURNISS (SBN 73531)

djfurniss@townsend.com

ANNE M. ROGASKI (SBN 184754)

amrogaski@townsend.com

TOWNSEND TOWNSEND AND CREW LLP

379 Lytton Avenue

Palo Alto, CA 94301

Telephone:    (650) 326-2400

Facsimile:      (650) 326-2422

Attorneys for Plaintiff ORMCO CORPORATION	Attorneys for Defendant ALIGN TECHNOLOGY, INC.

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

ORMCO CORPORATION,	CASE NO. SACV 03-16 CAS (ANx)
Plaintiff,	The Honorable Christina A. Snyder
v.	CONSENT JUDGMENT
ALIGN TECHNOLOGY, INC.,	CTRM.: 5
Defendant.
AND RELATED COUNTERCLAIMS

This Consent Judgment is entered into between and among Ormco Corporation, (“Ormco”), and Align Technology, Inc. (“Align”) (collectively, the “Parties”), through their respective counsel of record.

This action comes before the Court on the pleadings and proceedings of record and it has been represented to the Court that, pursuant to a Settlement Agreement, Ormco and Align have agreed to a settlement of all issues remaining for trial or otherwise the subject of pending motions and Align has waived any right to appeal any of the findings, judgments, rulings or orders entered by the Court in this action.

WHEREFORE, with the consent of Ormco and Align, through their undersigned attorneys, it is hereby finally ORDERED, ADJUDGED and DECREED as follows:

1.             This Court has personal jurisdiction over the Parties and the subject matter of this action, including the enforcement of the Settlement Agreement entered among the Parties.

2.             Claims 37, 38, 39, 40 and 69 of Ormco’s U.S. Patent No. 6,616,444 are infringed by Align.

3.             Claims 37, 38, 39, 40, 45 and 69 of Ormco’s U.S. Patent No. 6,616,444 are not invalid.

4.             Ormco’s U.S. Patent No. 6,616,444 are not unenforceable.

5.             Pursuant to the terms and conditions of the Settlement Agreement entered between Ormco and Align, the issues of damages, willfulness and attorneys’ fees as they relate to Ormco’s allegations of infringement of its patents have been fully settled and all remaining allegations that were made or could have been made by Ormco in Case No. SACV 03-16 CAS (ANx) are hereby dismissed with prejudice.

6.             Ormco’s pending Motion for a Permanent Injunction is hereby denied as moot.

7.             All defenses and counterclaims that were made or could have been made by Align in Case No. SACV 03-16 CAS (ANx) are hereby dismissed with prejudice.

8.             Except as set forth in the Parties’ Settlement Agreement, each party shall bear its own costs and attorneys’ fees.

SO Ordered:

DATED:
The Honorable Christina A. Snyder United States District Judge

Stipulated to by:

Dated: August , 2009	MICHAEL BEST & FRIEDRICH LLP

By:
David L. De Bruin
Richard H. Marschall
Charles J. Crueger
Joseph T. Miotke
-and-
Christopher B. Mead
-and-
Thomas P. Lambert
Karin G. Pagnanelli

Attorneys for Plaintiff
ORMCO CORPORATION

Dated: August , 2009
TOWNSEND AND TOWNSEND AND CREW LLP

By:
Anne M. Rogaski
Daniel J. Furniss
Jon V. Swenson
Heidi J. Kim

Attorneys for Defendant
ALIGN TECHNOLOGY